Exhibit 10.19

SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY is made as of July 1, 2014, by each of the parties identified as “Guarantors” on the signature pages hereto (each a “Guarantor” and collectively with each entity that may from time to time become a Guarantor hereunder, the “Guarantors”).

RECITALS

A. Parsons Corporation, a Delaware corporation (the “Company”) and the purchasers identified in Schedule B thereto (the “Purchasers”), are entering into that certain Note Purchase Agreement dated as of May 9, 2014 (as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Note Purchase Agreement”), pursuant to which the Company will authorize the issue and sale of (i) $50,000,000 aggregate principal amount of its 4.44% Senior Notes, Series A, due July 15, 2021 (the “Series A Notes”), (ii) $100,000,000 aggregate principal amount of its 4.98% Senior Notes, Series B, due July 15, 2024 (the “Series B Notes”), (iii) $60,000,000 aggregate principal amount of its 5.13% Senior Notes, Series C, due July 15, 2026 (the “Series C Notes”), and (iv) $40,000,000 aggregate principal amount of its 5.38% Senior Notes, Series D, due July 16, 2029 (the “Series D Notes” and, together with the Series A Notes, the Series B Notes and the Series C Notes, the “Notes”).

B. A portion of the proceeds from the issuance and sale of the Notes under the Note Purchase Agreement may be extended indirectly to Guarantors, and thus the Guarantied Obligations with respect to the Note Purchase Agreement are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

C. Guarantors are willing irrevocably and unconditionally to guaranty the obligations of the Company under the Note Purchase Agreement and the Notes by issuing this Guaranty.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Purchasers to enter into the Note Purchase Agreement, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Certain Defined Terms. Terms used but not otherwise defined herein shall have the meaning ascribed to them in the Note Purchase Agreement. In addition, the following terms shall have the following meanings, as used in this Guaranty, unless the context otherwise requires:

“Event of Default” means the occurrence of any Event of Default as such term is defined in the Note Purchase Agreement.

“Guarantied Obligations” has the meaning assigned to that term in subsection 2.2.

“Guaranty” means this Subsidiary Guaranty, as it may be amended, supplemented or otherwise modified from time to time.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest, encumbrance, set-off, bankers’ lien or similar arrangement, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under a conditional sale or other title retention agreement or Capital Lease, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements, and all similar arrangements).

“Noteholder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1 of the Note Purchase Agreement, provided, however, that if such Person is a nominee, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“payment in full”, “paid in full” or any similar term means indefeasible payment in full of the Guarantied Obligations, including, without limitation, all principal, interest, Make-Whole Amount, reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) owed to Noteholders as required under the Note Purchase Agreement or the Notes.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

1.2 Interpretation.

(a) References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles.

(b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Note Purchase Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2. THE GUARANTY

2.1 [Reserved.]

2.2 Guaranty of the Guarantied Obligations. Subject to the provisions of subsection 2.3(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full and performance of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of Bankruptcy Code, 11 U.S.C. § 362(a)). The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes:

(a) any and all obligations of the Company in respect of (i) the principal of and interest on each Note issued by the Company pursuant to the Note Purchase Agreement and (ii) all other amounts, including Make-Whole Amount, if any, payable by the Company under the Note Purchase Agreement and the Notes (including, without limitation, legal fees and expenses of counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Note Purchase Agreement or the Notes, and including interest which, but for the filing of a petition in bankruptcy with respect to the Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding; and

(b) those expenses set forth in subsection 2.10 hereof;

2.3 Limitation on Amount Guarantied; Contribution by Guarantors. (a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state or foreign law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to the Company, its subsidiaries or other affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.3(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 2.3(b)).

(b) Guarantors under this Guaranty together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a “Funding Guarantor”) that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor’s Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor’s Aggregate Payments (as defined below) to equal its Fair Share as of such date. “Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by

(ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. “Fair Share Shortfall” means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. “Adjusted Maximum Amount” means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty, determined as of such date in accordance with subsection 2.3(a); provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Guarantor for purposes of this subsection 2.3(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection 2.3(b)) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 2.3(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 2.3(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

2.4 Payment by Guarantors; Application of Payments. Subject to the provisions of subsection 2.3(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Noteholder may have at law or in equity against any Guarantor by virtue hereof, that upon any of the Guarantied Obligations becoming due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will, upon demand of the Required Holders, pay, or cause to be paid, in cash, to the Noteholders, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to the Noteholders as aforesaid. After payment in full of all Guarantied Obligations, any remaining surplus amounts from such payments shall be paid to Guarantors, or their respective successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) This Guaranty is a guaranty of payment when due and not of collectibility.

(b) Any Noteholder may enforce this Guaranty against any one or more Guarantors upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Company and any Noteholder with respect to the existence of such Event of Default.

(c) The obligations of each Guarantor hereunder are independent of the obligations of the Company under the Note Purchase Agreement and the Notes and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Company or any of such other guarantors and whether or not the Company is joined in any such action or actions.

(d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if any Noteholder is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guarantied Obligations.

(e) Any Noteholder, to the extent permitted by the terms of the Note Purchase Agreement and the Notes, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; and (iii) exercise any other rights available to it under the Note Purchase Agreement or the Notes.

(f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation, the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or any agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any of the Note Purchase Agreement or the Notes, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to Events of Default) of the Note Purchase Agreement, the Notes or any agreement or instrument executed pursuant thereto, in each case whether or not in accordance with the terms of the Note Purchase Agreement; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the Note Purchase Agreement or the Notes) to the payment of indebtedness other than the Guarantied Obligations, even though any Noteholder might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Noteholder’s consent to the change, reorganization or termination of the corporate structure or existence of the Company or any of its subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any defenses, set-offs or counterclaims which the Company or any subsidiary may allege or assert against any Noteholder in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

2.6 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Noteholders:

(a) any right to require any Noteholder, as a condition of payment or performance by such Guarantor, to (i) proceed against the Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Company, any such other guarantor (including any other Guarantor) or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Noteholder in favor of the Company or any other Person or (iv) pursue any other remedy in the power of any Noteholder whatsoever;

(b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Guarantied Obligations;

(c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d) any defense based upon any Noteholder’s errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

(e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Noteholder protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Note Purchase Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to the Company and notices of any of the matters referred to in subsection 2.5 and any right to consent to any thereof; and

(g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

2.7 [Reserved.]

2.8 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guarantied Obligations shall have been paid in full, each Guarantor shall not assert, and shall withhold the expense of, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Company or any other Guarantor or any of the Company’s or any other Guarantor’s assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, contribution, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Company or any other Guarantor, (b) any right to enforce, or to participate in, any claim, right or remedy that any Noteholder now has or may hereafter have against the Company or any other Guarantor, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Noteholder. Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, contribution, reimbursement and indemnification as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other Guarantor, shall be junior and subordinate to any rights any Noteholder may have against the Company, to all right, title and interest any Noteholder may have in any such collateral or security, and to any right any Noteholder may have against such other Guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Noteholders and shall forthwith be paid over to the Noteholders to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

2.9 Subordination of Other Obligations. Any indebtedness of the Company now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of the Company to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Noteholders and shall forthwith be paid over to the Noteholders to be credited and applied against the Guarantied Obligations in accordance with the terms hereof but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty.

2.10 Expenses. The Company and Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Noteholders harmless against liability for, any and all reasonable costs and expenses (including fees and disbursements of counsel) incurred or expended by any Noteholder in connection with the enforcement of or preservation of any rights under this Guaranty.

2.11 Continuing Agreement. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Note Purchase Agreement shall have terminated.

2.12 Authority of Guarantors or the Company. It is not necessary for any Noteholder to inquire into the capacity or powers of (i) any Guarantor, (ii) the Company or (iii) the officers, directors or any agents acting or purporting to act on behalf of any of them.

2.13 Financial Condition of the Company; Independent Credit Investigation. No Noteholder shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Company or any of the Guarantors. Each Guarantor has adequate means to obtain information from the Company and the other Guarantors on a continuing basis concerning the financial condition of the Company and the Guarantors and their respective abilities to perform their obligations under the Note Purchase Agreement, the Notes and this Guaranty, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and the other Guarantors and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Noteholder to disclose any matter, fact or thing relating to the business, operations or conditions of the Company or any Guarantor now known or hereafter known by any Noteholder.

2.14 Rights Cumulative. The rights, powers and remedies given to Noteholders by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Noteholders by virtue of any statute or rule of law or in the Note Purchase Agreement or any agreement between any Guarantor and any Noteholder or between the Company and any Noteholder. Any forbearance or failure to exercise, and any delay by any Noteholder in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

2.15 Bankruptcy; Post-Petition Interest; Reinstatement of Agreement.

(a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of each of the Noteholders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or by any defense which the Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Noteholders that the Guarantied Obligations shall be determined without regard to any rule of law or order which may relieve the Company of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Noteholders, or allow the claim of any Noteholders in respect of, any such interest accruing after the date on which such proceeding is commenced.

(c) In the event that all or any portion of the Guarantied Obligations are paid by the Company and/or the Guarantors, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Noteholder as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

2.16 Notice of Events. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give the Noteholders written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition of the Company or any Guarantor or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in the Note Purchase Agreement or any other document delivered pursuant hereto or thereto.

2.17 Set Off. In addition to any other rights any Noteholder may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Noteholder under this Guaranty, such Noteholder is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Noteholder owing to such Guarantor and any other property of such Guarantor held by any Noteholder to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Noteholder under this Guaranty. Any amounts realized by a Noteholder pursuant to this Section 2.17 or any other similar right with respect to the assets of a Guarantor shall be distributed by such Noteholder among all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

SECTION 3. ACTIONS; RELEASES

3.1 Actions of Noteholders. Nothing contained in this Guaranty shall affect the rights of any Noteholder to give the Company or any of its Subsidiaries any notice of default, to accelerate or make demand for payment of their respective Guarantied Obligations under the Note Purchase Agreement, the Notes or this Guaranty or to collect payment under any the Note Purchase Agreement, the Notes or this Guaranty.

3.2 Release of Guarantors. Each Noteholder, by its acceptance of this Guaranty, acknowledges and agrees that any Guarantor shall be automatically released from its obligations under this Guaranty upon the occurrence of any release of such Guarantor pursuant to Section 9.7(c) of the Note Purchase Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Noteholders to accept this Guaranty, each Guarantor hereby represents and warrants to the Noteholders that the following statements are true and correct:

4.1 Corporate Existence. Such Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of such Guarantor.

4.2 Corporate Power; Authorization; Enforceable Obligations. Such Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary corporate action to authorize its guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of such Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by such Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of such Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered by such Guarantor hereunder will constitute, the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors’ rights generally.

4.3 No Legal Bar to this Guaranty. The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on such Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on such Guarantor, or the certificate of incorporation or bylaws of such Guarantor or any securities issued by such Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Guarantor is a party or by which such Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of such Guarantor and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

SECTION 5. MISCELLANEOUS

5.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the Note Purchase Agreement and the Notes.

5.2 Notices. Any communications between any Noteholder and any Guarantor and any notices or requests provided herein to be given shall be given in accordance with the terms of Section 18 of the Note Purchase Agreement. Any notice to a Guarantor shall be made to the Company, on behalf of such Guarantor.

5.3 Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of the Required Holders and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver, release or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

5.5. Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

5.6 Applicable Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND NOTEHOLDERS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

5.7 Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of the Noteholders and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of each of the Noteholders.

5.8 Consent To Jurisdiction And Service of Process. All judicial proceedings brought against any Guarantor arising out of or relating to this Guaranty, or any obligations hereunder, may be brought in any state or federal court of competent jurisdiction in the Borough of Manhattan, The City of New York, State of New York. By executing and delivering this Guaranty, each Guarantor, for itself and in connection with its properties, irrevocably:

(a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(b) waives any defense of forum non conveniens;

(c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address provided in accordance with subsection 5.2;

(d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such Guarantor in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(e) agrees that Noteholders retain the right to serve process in any other manner permitted by law or to bring proceedings against such Guarantor in the courts of any other jurisdiction.

5.9 Waiver of Trial by Jury; Judicial Reference. Each Guarantor and, by its acceptance of the benefits hereof, each Noteholder hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Guaranty. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Noteholder, (i) acknowledges that this waiver is a material inducement for such Guarantor and the Noteholders to enter into a business relationship, that such Guarantor and the Noteholders have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this subsection 5.9 and executed by each Noteholder and each Guarantor), and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Guaranty. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

In the event that the waiver of jury trial set forth in the previous paragraph is not enforceable under the law applicable to this Guaranty, each Guarantor and, by its acceptance of the benefits hereof, each Noteholder agree that any dispute, claim, cause of action or controversy under this Guaranty, including any question of law or fact relating thereto (“Claim”), shall, at the written request of any such party, be determined by judicial reference pursuant to the state law applicable to this Guaranty. The Required Holders and the Guarantors shall select a single neutral referee, who shall be a retired state or federal judge. In the event that such parties cannot agree upon a referee, the court shall appoint the referee. The referee shall report a statement of decision to the court. Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies. The parties shall bear the fees and expenses of the referee equally, unless the referee orders otherwise. The referee shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph. The parties acknowledge that if a referee is selected to determine the Claims, then the Claims will not be decided by a jury.

5.10 No Other Writing. This writing is intended by Guarantors and the Noteholders as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

5.11 Further Assurances. At any time or from time to time, upon the request of any Noteholder, Guarantors shall execute and deliver such further documents and do such other acts and things as such Noteholder may reasonably request in order to effect fully the purposes of this Guaranty.

5.12 Additional Guarantors. The initial Guarantors hereunder shall be such of the subsidiaries of the Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, pursuant to the terms of the Note Purchase Agreement, additional subsidiaries of the Company may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a joinder agreement in the form attached hereto as Exhibit A. Upon delivery of any such joinder agreement to the Noteholders, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Noteholders not to cause any subsidiary of the Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

5.13 Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor).

[Remainder of Page Left Blank Internationally]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

GUARANTORS:		PARSONS CONSTRUCTORS INC.

PARSONS ENGINEERING OF NEW YORK, INC.

PARSONS ENVIRONMENT & INFRASTRUCTURE GROUP INC.

PARSONS GOVERNMENT SERVICES INC.

PARSONS GOVERNMENT SERVICES INTERNATIONAL INC.

PARSONS INTERNATIONAL LIMITED

PARSONS TECHNICAL SERVICES INC.

PARSONS TRANSPORTATION GROUP INC.

PARSONS WATER & INFRASTRUCTURE INC.

PTSI MANAGED SERVICES INC.

	By:	/s/ Richard Henderson
Name: Richard Henderson
Title: Vice President

PARSONS RCI INC.

	By:	/s/ Leanne J. Rodgers
Name: Leanne J. Rodgers
Title: Vice President

EXHIBIT A TO

SUBSIDIARY GUARANTY

FORM OF JOINDER

ADDITIONAL GUARANTOR

Upon execution of this signature page, the undersigned shall, from the date set forth below, become a “Guarantor” under the Subsidiary Guaranty, dated as of July 1, 2014, made by certain subsidiaries of Parsons Corporation in favor of the Noteholders (as defined therein) (as amended, modified or supplemented from time to time, the “Guaranty”). As a party to the Guaranty, the undersigned agrees to be bound by all of the terms and conditions of the Guaranty.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to Subsidiary Guaranty to be duly executed by its authorized officers as of the date set forth opposite such officer’s signatures.

Guarantor:	[NAME OF GUARANTOR]

By:

Title:

Address:

Dated: